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                                                                   Exhibit 10.35

                           EMPLOYEE LEASING AGREEMENT

         This Agreement is made by and between Nationwide Mutual Insurance Company ("NMIC") and Nationwide Financial Services, Inc. ("NFS") on behalf of itself and its subsidiaries (collectively, "NF") as of July 1, 2000.

         WHEREAS, the parties have agreed to lease employees from each other and allocate the cost of such employees pursuant to the terms of the Cost Sharing Agreement to which they are parties;

         WHEREAS, the parties desire to further clarify and document their joint understanding of the terms of such employee leasing arrangement;

         NOW, THEREFORE, the parties agree as follows:

         1.       Definitions.
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                  Lessor means the party which is the primary employer of an employee whose services are leased to another party pursuant to this agreement, and which agrees to lease such employee to such other party.

                  Lessee means the party which receives the services of an employee pursuant to this agreement and which is obligated to compensate the other party for the services of such employee.

         2        Leasing of Employees.
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                  Each party, when a Lessor, agrees to lease certain employees who appear on the payroll records of such Lessor or its subsidiaries to the Lessee to perform services for the Lessee in addition to the services that such employees perform for the Lessor. The number, identities, positions, duties, qualifications, experience, education, and skills of such employees shall be as agreed by the parties from time to time. Such employees may include, but are not limited to, appointed and elected officers who provide services to both NMIC and NF.

         2.       Payment.
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         Each party which is a Lessee will, and will cause each of its subsidiaries which is a Lessee under this Agreement to, pay the Lessor for a share of the Lessor's costs for salary, benefits and payroll taxes for the employees leased from a Lessor, based on the allocation of the time of such employees that the parties may agree upon from time to time. Payment shall be made at least quarterly, and not later than the last day of the first calendar month following the end of each calendar quarter. The administrative details of such payments, such as, but not limited to, time, place and manner, shall be as agreed upon by the parties, subject to the provisions of the preceding sentence. The Lessor shall withhold the appropriate taxes from each payment made to the leased employees and shall remit such taxes in a timely manner to the relevant taxing authority.


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         3.       Status of Assigned Employees.
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         It is the intent of the parties that the leased employees shall at all times be treated as employees of the Lessor for tax withholding, payroll, workers compensation, and benefit plan participation purposes, but that such employees shall be treated as employees of the Lessee for all other purposes when providing services to the Lessee. The Lessee shall control the performance of services by the leased employees on behalf of the Lessee, and may choose at any time to terminate the services performed by such employees for the Lessee. The Lessee shall have the exclusive authority to determine the value of the services performed by the leased employees on behalf of the Lessee and the compensation, including equity compensation, to be paid to such employees for such services.

         4. Miscellaneous. Cost allocation methods applied for purposes of this Agreement shall be completed in accordance with statutory accounting principles. Expenses shall be allocated and the method of expense apportionment used shall be consistent with guidance contained in Statement of Statutory Accounting Principals No. 70, Allocation of Expenses. Each party to this Agreement and the Ohio Department of Insurance shall have access to all records associated with this agreement during normal business hours. All amendments to the agreement shall be submitted to the Ohio Department of Insurance.

         5.       Term.
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         This Agreement may be terminated at any time by either party upon notice to the other party.

NATIONWIDE MUTUAL INSURANCE COMPANY



By:
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NATIONWIDE FINANCIAL SERVICES, INC.



By:
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